CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into effective as of the 15th of January, 2011 (the "Effective Date"), between Alpha Lujo, Inc. (the "Company") and Rock Sand Management Limited, of a company incorporated in British Virgin Islands and having its registered office address at 3rd Floor, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“RSM”); (the “Consultant”).

WHEREAS:

A.

The Company and its subsidiaries engage in a number of diverse business activities, the most important of which is mergers and acquisitions advisory services.

B.

The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C.

The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

D.

In the event of this services, the Company wishes to retain the Consultant as a non-executive or an independent director of the listed company (Alpha Lujo, Inc. on the OTCBB)

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

DEFINITIONS

1.1

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)

"Consultant Shares" shall mean the shares of the Company’s common stock issuable to the Consultant pursuant to Section 5.1;

(b)

"Board" shall mean the Board of Directors of the Company;

(c)

"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.

2.

ENGAGEMENT AS A CONSULTANT

2.1

The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

3.

TERM OF THIS AGREEMENT

3.1

The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on the date which is twenty four (24) months from the Effective Date of this Agreement, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

4.

CONSULTANT SERVICES

4.1

The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

(a)

The Consultant will provide the following business development services to the Company:

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The Consultant will assist the Company with the identification of prospective business partners in North America for the development and expansion of corporate finance and merger and acquisition opportunities.

•

The Consultant will assist the Company at the Company’s request with the negotiation and structuring of partnership and joint venture agreements with business partners identified in North America and/ or Asia for the development and expansion of corporate finance and merger and acquisition opportunities.

(b)

Reporting to the President of Company;

(c)

Performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company’s business and services to be provided by the Consultant.

4.2

The Consultant shall devote his time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3

In providing the Consulting Services, the Consultant will:

(a)

comply with all applicable federal, state, local and foreign statutes, laws and regulations;

(b)

not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)

not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.4

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

5.

CONSULTANT FEE

5.1

Upon the execution of this Agreement and in consideration for the provision of the Consulting Services, the Company will issue to the Consultant unrestricted common shares of the Company at a rate of 500,000 shares per month of service. The company has agreed to issue a total of 12 million shares as fees and compensation to the Consultant Company or Serena Kao. The company has also agreed that the 12 million fees will be issued on the fact that the company does not exceed a maximum of 250 million authorized or outstanding shares. The shares of 500,000 will be allocated as fees every month on the 15th date of each month starting from the date of this signed agreement.

The Consultant Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Act”) or pursuant to an effective registration statement.  If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company’s legal counsel.

The Company has agreed to provide insurance to the consultant in the event of appointing the consultant as a consultant or non executive/independent director for the company. The company agrees to indemnify the consultant or appointed non executive director/Independent Director from any risk of personal injury or personal liability due to the management operation,

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6.

REIMBURSEMENT OF EXPENSES

6.1

The Company will pay to the Consultant the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

7.

TERMINATION

7.1

The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)

the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)

the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)

the Consultant’s refusal to follow lawful directives of the President of the Company,

Provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within seven days of the date of delivery of notice of the Event of Default, if the default is of such a nature that it is capable of remedy.

7.2

The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant.

7.3

The Consultant may terminate this Agreement at any time, provided that thirty days prior written notice of termination has been delivered to the Company.

7.4

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.5

Upon termination, the Consultant will not be entitled to receive any additional Consultant Shares, other than those Consultant Shares issuable in respect of services provided up to the date of termination.

8.

PROPRIETARY INFORMATION

8.1

The Consultant, Unless required by law or ordered by court will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.

9.

INDEMNIFICATION

10.1

The Consultant and the Company will indemnify and defend and hold one another harmless against any claims (except for any unpaid or due consultant fees shares), actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement.  The Company agrees to pay the Consultant the fess/shares/ remuneration up to the date of the termination of the service agreement. The Company will not be indemnify for any unpaid fees/shares/remuneration, wherby the Consultant has full capacity to claims any unpaid remuneration. In the

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event there is default or liability in any form but not limited to legal suit to the Company Alpha Lujo, Inc. the Company agrees to hold the Consultant harmless and indemnify the consultant for any liabilities/lose/harm or legal actions/suit.

10.

PARTIES BENEFITED; ASSIGNMENTS

11.1

This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

11.

NOTICES

11.1

Any notice required or permitted by this Agreement shall be in writing via scanned or faxed, later sent by registered or certified mail, return receipt requested, or by overnight courier, in person delivery, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12.  Notices shall be deemed given when delivered.

12.

GOVERNING LAW

13.1

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona and each party hereto adjourns to the jurisdiction of the courts of the State of Arizona.

13.

REPRESENTATIONS AND WARRANTIES

13.1

The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

14.

MISCELLANEOUS

14.1

This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

14.2

This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

14.3

No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

14.4

A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

14.5

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

14.6

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

14.7

This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Alpha Lujo, Inc.

 /s/ William Tien

_______________________________________

William Tien, President/CEO

CONSULTANT

/s/ Serena Kao

_____________________________________

Serena KAO

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